UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
Littelfuse, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-20388	36-3795742
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
O’Hare Plaza
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
(Address of principal executive offices, including zip code)
(847) 824-1188
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On April 30, 2010, the stockholders of Littelfuse, Inc. (the “Company”) approved the Littelfuse, Inc. Long-Term Incentive Plan (the “Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”), as discussed further below. A description of the Plan is set forth under “Proposal No. 3 — Approval of Littelfuse, Inc. Long-Term Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2010, and a copy of the Plan is attached hereto as Exhibit 10.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.
          The Company held its Annual Meeting on April 30, 2010. The following is a summary of the voting results for each matter presented to stockholders at the Annual Meeting.
     In addition to the election of the seven persons nominated as Directors of the Company, as identified below, for one-year terms, the stockholders approved and ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending January 1, 2011, and approved the adoption of the Littelfuse, Inc. Long-Term Incentive Plan. The final voting results on each of the matters submitted to a vote of stockholders are as follows.
Proposal 1: Election of Directors

Nominees	For	Withheld	Broker Non-Votes
Tzau-Jin (T. J.) Chung	20,428,819	146,189	488,514
John P. Driscoll	19,673,774	901,234	488,514
Anthony Grillo	20,200,974	374,034	488,514
Gordon Hunter	20,063,285	511,723	488,514
John E. Major	19,474,141	1,100,867	488,514
William P. Noglows	19,887,744	687,264	488,514
Ronald L. Schubel	20,424,587	146,339	488,514
Proposal 2. Approval and Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year

For	Against	Abstain	Broker Non-Votes
20,213,763	843,445	6,314	0
Proposal 3. Approval of the adoption of the Littelfuse, Inc. Long-Term Incentive Plan

For	Against	Abstain	Broker Non-Votes
17,508,181	2,884,821	7,615	649,042

Item 9.01 Financial Statements and Exhibits.
     The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Littelfuse, Inc. Long-Term Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC. (Registrant)
Date: May 5, 2010	/s/ Philip G. Franklin
Philip G. Franklin
Vice President, Operations Support, Chief Financial Officer and Treasurer